Exhibit 99.1

Speed Commerce Reports Fiscal Second Quarter 2014 Results

- Q2 Net Sales from Ongoing Business Up 16% to $118.8 Million; Adjusted EBITDA Up 95% to $4.4 Million -

DALLAS, TX – November 5, 2013 – Speed Commerce, Inc. (NASDAQ: SPDC), a vertically integrated, multi-channel platform of e-commerce services and distribution solutions, reported financial results for its fiscal second quarter and six months ended September 30, 2013.

Fiscal Q2 2014 Highlights vs. Year-Ago Quarter

●	Consolidated net sales from ongoing business increased 16% to $118.8 million
●	Net sales in the e-commerce and fulfillment services segment increased 292% to $28.6 million
●	Net sales from the distribution of consumer electronics and accessories (CE&A) increased 75% to $27.4 million
●	Adjusted EBITDA increased 95% to $4.4 million

First Six Months of 2014 vs. Same Period a Year Ago

●	Consolidated net sales from ongoing business increased 13% to $216.1 million
●	Net sales in the e-commerce and fulfillment services segment increased 329% to $50.6 million
●	Net sales from the distribution of CE&A increased 34% to $48.8 million
●	Net sales from retail distribution in Canada increased 7% to $30.9 million
●	Adjusted EBITDA increased 147% to $6.9 million

Fiscal Q2 2014 Financial Results

Consolidated net sales from ongoing business in the fiscal second quarter of 2014 increased 16% to $118.8 million from $102.0 million in the year-ago quarter. Including net sales from video game distribution, which the company departed in fiscal 2013, consolidated net sales in the fiscal second quarter of 2014 increased 14%.

Net sales in the e-commerce and fulfillment services segment increased significantly in the fiscal second quarter to $28.6 million from $7.3 million in the year-ago quarter, due primarily to net sales contributed by Speed Commerce Corp., f/k/a SpeedFC, Inc.

Net sales in the distribution segment from ongoing business during the fiscal second quarter decreased 5% to $90.2 million from $94.7 million in the year-ago quarter, primarily attributed to a reduced demand for packaged software products. The decrease in net sales from software products was in line with the company’s expectation for this business.

Adjusted gross margin (a non-GAAP measure) in the fiscal second quarter was unchanged compared to the year-ago quarter at 11.6%. (See “Use of Non-GAAP Financial Information” below, for further discussion.)

Total adjusted operating expenses (a non-GAAP measure) in the fiscal second quarter increased slightly to $11.7 million from $10.9 million in the year-ago quarter. As a percentage of net sales, adjusted operating expenses declined 60 basis points to 9.8% from 10.4% in the year-ago quarter.

Net loss in the fiscal second quarter was $2.7 million, or $(0.05) per diluted share, compared to net income of $0.5 million, or $0.01 per diluted share, in the year-ago quarter. The fiscal second quarter of 2014 included $4.4 million in transaction and transition expenses.

Adjusted EBITDA (a non-GAAP measure) in the fiscal second quarter increased 95% to $4.4 million compared to $2.2 million in the year-ago quarter.

First Six Months of 2014 Financial Results

Consolidated net sales from ongoing business in the first six months of 2014 increased 13% to $216.1 million from $190.5 million in the same period a year ago. Including net sales from video game distribution, which the company departed in fiscal 2013, consolidated net sales in the first six months of 2014 increased 11%.

Net sales in the e-commerce and fulfillment services segment increased significantly in the first six months of 2014 to $50.6 million from $11.8 million in the same period a year ago, due primarily to net sales contributed by SpeedFC, f/k/a SpeedFC, Inc.

Net sales in the distribution segment from ongoing business during the first six months of 2014 decreased 7% to $165.5 million from $178.8 million in the same period a year ago, primarily attributed to a reduced demand for packaged software products.

Adjusted gross margin (a non-GAAP measure) in the first six months of 2014 was unchanged compared to the same period a year ago at 11.3%.

Total adjusted operating expenses (a non-GAAP measure) in the first six months of 2014 increased slightly to $22.2 million from $21.3 million in the same period last year. As a percentage of net sales, adjusted operating expenses declined 70 basis points to 10.2% from 10.9% in the same period a year ago.

Net loss in the first six months of 2014 was $6.6 million, or $(0.12) per diluted share, compared to a net loss of $0.1 million, or $(0.00) per diluted share, in the same period last year. The first six months of 2014 included $8.1 million in transaction and transition expenses.

Adjusted EBITDA (a non-GAAP measure) in the first six months of 2014 increased 147% to $6.9 million compared to $2.8 million in the same period a year ago.

Management Commentary

“The second quarter’s 16% revenue growth from ongoing business is the result of our strategy to diversify our revenue base and focus on the rapidly expanding e-commerce market,” said Richard Willis, president and CEO of Speed Commerce. “E-commerce and fulfillment sales were up nearly three-fold during the quarter and CE&A increased 75% from the year-ago quarter. We continue to add new e-commerce clients and, for the first time, distributed our accessory products into major cellular carrier retail stores. Given this momentum, we continue to build our sales force to keep pace with the opportunities in these markets.”

“The integration of our e-commerce and retail distribution businesses continues to progress ahead of schedule,” continued Willis. “All of the warehouse relocations have been completed, with new, larger distribution centers in Toronto, Canada and Columbus, Ohio. We have also completed the transition of our distribution and fulfillment activities from Minnesota to Dallas, Texas. The sortation equipment and conveyors are currently being phased in to our Columbus facility and we are up-and-running for our all-important holiday season. The proceeds of our successful equity offering in October, although not reflected in this quarter’s financial statements, will increase working capital and strengthen our balance sheet for potential acquisition and other opportunities.

“Our strategy as we move through fiscal 2014 remains unchanged. We will focus on our organic growth initiatives and the acquisition of new e-commerce clients, while continually working to streamline costs. We also remain fully committed to our acquisition strategy and are opportunistic about our pipeline of targets. In fiscal 2014, we look forward to continued organic sales growth while realizing the benefits of scale and operating leverage in our business.”

Fiscal 2014 Outlook

Speed Commerce’s guidance for fiscal 2014, which was revised upward on May 28, 2013, remains on track with net sales expected to range between $535 million and $565 million, an approximate increase of 10% to 16% from fiscal 2013. Adjusted EBITDA is expected to range between $19 and $21 million, an approximate increase of 69% to 87% from fiscal 2013.

Conference Call

Speed Commerce will host a conference call tomorrow, November 6, 2013 at 10:30 a.m. Eastern time to discuss its fiscal second quarter 2014 results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Wednesday, November 6, 2013

Time: 10:30 a.m. Eastern time (9:30 a.m. Central time)

Dial-in number: 1-877-415-3182

Passcode: 92282741

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the Investors section of Speed Commerce’s website at www.speedcommerce.com.

A replay of the conference call will be available after 2:30 p.m. Eastern time on the same day through November 13, 2013.

Toll-free replay number: 1-888-286-8010

Replay passcode: 62211733

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) provides a vertically integrated, multi-channel platform of e-commerce services and distribution solutions to retailers and manufacturers. The Company uniquely offers retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment, and third party logistics services. For additional information, please visit the Company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net sales from ongoing business, adjusted gross margins, and adjusted operating expenses, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company’s customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and infrastructure; the company’s dependence on significant clients and vendors; the uncertain results of developing new software products; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Unaudited)
	September 30,	September 30,	March 31,
	2013	2012	2013
Assets:
Current assets:
Cash	$23	$-	$91
Accounts receivable, net	92,754	66,294	83,496
Inventories	51,706	34,723	34,197
Deferred tax assets — current, net	-	1,174	-
Other	4,297	1,739	3,262
Total current assets	148,780	103,930	121,046
Property and equipment, net	16,638	6,397	14,085
Goodwill and intangible assets, net	53,408	1,752	54,213
Deferred tax assets — non-current, net	-	18,846	-
Other assets	7,820	6,958	6,947
Total assets	$226,646	$137,883	$196,291
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$131,140	$80,220	$103,953
Checks written in excess of cash balances	4,089	10,900	3,478
Revolving line of credit	28,957	-	23,884
Other	9,469	4,926	7,204
Total current liabilities	173,655	96,046	138,519
Long-term liabilities:
Other liabilities	4,744	1,542	4,089
Total liabilities	178,399	97,588	142,608
Shareholders’ equity	48,247	40,295	53,683
Total liabilities and shareholders’ equity	$226,646	$137,883	$196,291

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2013	2012	2013	2012
Net sales
Distribution	$90,448	$96,846	$166,164	$183,620
E-commerce and fulfillment services	28,562	7,286	50,578	11,784
Total net sales	119,010	104,132	216,742	195,404
Cost of sales
Distribution	82,453	85,939	152,628	163,235
E-commerce and fulfillment services	24,204	6,146	41,491	10,146
Total cost of sales	106,657	92,085	194,119	173,381
Gross profit
Distribution	7,995	10,907	13,536	20,385
E-commerce and fulfillment services	4,358	1,140	9,087	1,638
Total gross profit	12,353	12,047	22,623	22,023
Operating expenses:
Selling and marketing	4,009	4,549	7,689	8,493
Distribution and warehousing	3,420	1,801	5,776	3,513
General and administrative	4,834	3,094	10,067	6,109
Information technology	1,631	1,072	3,342	2,128
Depreciation and amortization	752	745	1,501	1,488
Total operating expenses	14,646	11,261	28,375	21,731
Loss from operations	(2,293)	786	(5,752)	292
Other income (expense):
Interest income (expense), net	(422)	(166)	(802)	(261)
Other income (expense), net	24	142	46	(99)
Loss from operations, before income tax	(2,691)	762	(6,508)	(68)
Income tax benefit (expense)	(31)	(274)	(65)	(15)
Net income (loss)	$(2,722)	$488	$(6,573)	$(83)

Basic net loss per common share	$(0.05)	$0.01	$(0.12)	$(0.00)

Diluted net loss per common share	$(0.05)	$0.01	$(0.12)	$(0.00)

Weighted average shares outstanding:
Basic	56,792	37,180	56,518	37,168
Diluted	56,792	37,348	56,518	37,168

Other comprehensive income (loss):
Net unrealized gain on foreign exchange rate translation, net of tax	(89)	55	35	83
Comprehensive income (loss)	$(2,811)	$543	$(6,538)	$-

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Business Segment Information and Net Sales by Geographic Region and Sales Channel

	Three Months Ended September 30,
	2013	%	2012	%
Net sales:
Distribution
Software	$62,797	52.8%	$79,076	75.9%
Consumer electronics and accessories	27,395	23.0%	15,653	15.0%
Video games	256	0.2%	2,117	2.0%
	90,448	76.0%	96,846	93.0%
E-commerce and fulfillment services	28,562	24.0%	7,286	7.0%
Net sales as reported	$119,010		$104,132

Operating income (loss)
Distribution	$(4,230)		$106
E-commerce and fulfillment services	1,937		680
Consolidated operating income (loss)	$(2,293)		$786

Net Sales by Geographic Region
United States	$102,612		$87,477
Canada	16,398		16,655
Net Sales as reported	$119,010		$104,132

Net Sales by Sales Channel
Retail	$77,958		$84,563
E-commerce	41,052		19,569
Net Sales as reported	$119,010		$104,132

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Business Segment Information and Net Sales by Geographic Region and Sales Channel

	Six Months Ended September 30,
	2013	%	2012	%
Net sales:
Distribution
Software	$116,706	53.8%	$142,264	72.8%
Consumer electronics and accessories	48,801	22.5%	36,500	18.7%
Video games	657	0.3%	4,856	2.5%
	166,164	76.7%	183,620	94.0%
E-commerce and fulfillment services	50,578	23.3%	11,784	6.0%
Net sales as reported	$216,742		$195,404

Operating income (loss)
Distribution	$(9,711)		$(478)
E-commerce and fulfillment services	3,959		770
Consolidated operating income (loss)	$(5,752)		$292

Net Sales by Geographic Region
United States	$185,876		$166,602
Canada	30,866		28,802
Net Sales as reported	$216,742		$195,404

Net Sales by Sales Channel
Retail	$142,837		$159,725
E-commerce	73,905		35,679
Net Sales as reported	$216,742		$195,404

SPEED COMMERCE, INC.
Supplemental Information

(In thousands)
(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended September 30,				Three Months Ended September 30,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales	$119,010		$104,132		$119,010		$104,132
Gross profit (1)	12,353	10.4%	12,047	11.6%	13,814	11.6%	12,047	11.6%
Operating expenses (2)	14,646	12.3%	11,261	10.8%	11,672	9.8%	10,867	10.4%
Income (loss) from operations	(2,293)		786		2,142		1,180
Other (expense), net	(398)		(24)		(398)		(24)
Income (loss) before income tax	$(2,691)		$762		$1,744		$1,156

	Three Months Ended September 30,
	2013		2012

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$1,461		$-

Total adjustments	$1,461		$-

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$2,974		$394

Total adjustments	$2,974		$394

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Six Months Ended September 30,

	GAAP Information				Adjusted Pro Forma Information
	Six Months Ended September 30,				Six Months Ended September 30,
	2013	% of sales	2012	% of sales	2013	% of sales	2012	% of sales
Net sales	$216,742		$195,404		$216,742		$195,404
Gross profit (1)	22,623	10.4%	22,023	11.3%	24,509	11.3%	22,023	11.3%
Operating expenses (2)	28,375	13.1%	21,731	11.1%	22,210	10.2%	21,337	10.9%
Income (loss) from operations	(5,752)		292		2,299		686
Other (expense), net	(756)		(360)		(756)		(360)
Income (loss) before income tax	$(6,508)		$(68)		$1,543		$326

	Three Months Ended September 30,
	2013		2012

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$1,886		$-

Total adjustments	$1,886		$-

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$6,165		$394

Total adjustments	$6,165		$394

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months
	September 30,
	2013	2012
Net loss, as reported	$(2,722)	$488
Interest expense, net	422	166
Income tax expense (benefit)	31	274
Depreciation and amortization	2,004	813
Foreign translation loss (gain)	(26)	(137)
Share-based compensation	208	237
Transaction and transition costs	4,435	394
Adjusted EBITDA	$4,352	$2,235

	Six Months
	September 30,
	2013	2012
Net loss, as reported	$(6,573)	$(83)
Interest expense, net	802	261
Income tax expense (benefit)	65	15
Depreciation and amortization	4,031	1,627
Foreign translation loss (gain)	(38)	105
Share-based compensation	514	460
Transaction and transition costs	8,051	394
Adjusted EBITDA	$6,852	$2,779

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com